UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2006
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Principal Financial Officer
On August 9, 2006, Lawrence D. Firestone, Executive Vice President and Chief Financial Officer, was appointed as Principal Financial Officer and Principal Accounting Officer of Advanced Energy Industries, Inc. (the “Company”), replacing Mark Hartman. Mr. Hartman continues to serve as the Company’s Senior Director of Accounting and Assistant Corporate Controller.
As reported in our Current Report on Form 8-K filed on June 12, 2006, the contents of which are incorporated by reference herein, the Company announced that it would appoint Mr. Firestone, as its Executive Vice President and Chief Financial Officer, effective August 2006, following the completion of his employment responsibilities at his current employer. Such previously filed Form 8-K also includes a description of the offer letter between Mr. Firestone and the Company, as well as information regarding Mr. Firestone and his business experience.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: August 14, 2006	/s/ Hans Georg Betz
Hans Georg Betz
President and Chief Executive Officer